VERSAR

NEWS RELEASE

FOR IMMEDIATE RELEASE April 12, 2017

VERSAR, INC. ANNOUNCES NOTICE OF NONCOMPLIANCE WITH NYSE CONTINUED LISTING STANDARDS

Offices

Headquarters
Springfield, VA

Inside the U.S.
Aiea, HI
Atlanta, GA
Boise, ID
Chandler, AZ
Charleston, SC
Columbia, MD
Denver, CO
Dulles, VA
El Paso, TX
Germantown, MD
Newport News, VA
Oceanside, CA
Richardson, TX
San Antonio, TX
South Easton, MA

Outside the U.S.
Baghdad, Iraq
Kabul, Afghanistan
Clark, Philippines

Springfield, VA – April 12, 2017 – Versar, Inc. (NYSE MKT: VSR) today announced that the company received a letter dated April 6, 2017 from NYSE MKT LLC ("the Exchange") stating that the Exchange has determined that the Company is not in compliance with Section 1003(a)(i) of the Exchange's Company Guide because the Company's stockholder's equity reported for the fiscal year ended July 1, 2016 was below $2.0 million and it has reported net losses in two of its three most recent fiscal years.

The Exchange also informed the Company that it must submit a plan to the Exchange by May 6, 2017 identifying the actions the Company has taken, or will take, to regain compliance with the Company Guide by October 6, 2018. If the Company fails to submit a plan, or if the Exchange does not accept the submitted plan, delisting proceedings will commence. Furthermore, if the plan is accepted, but the Company is not in compliance with the Company Guide by October 6, 2018, or if the Company does not make progress consistent with the plan, the Exchange may initiate delisting proceedings.

In addition, the letter provided the Company an early warning regarding potential noncompliance with Section 1003(a)(iv) of the Company Guide, due to uncertainty regarding the Company's ability to generate sufficient cash flows and liquidity to fund operations. This uncertainty raises substantial doubt about the Company's ability to continue as a going concern.

The Company remains subject to the conditions set forth in the Exchange's letter from December 15, 2016 whereby the Exchange accepted the Company's plan to regain compliance with Sections 134 and 1101 of the Company Guide by May 31, 2017. The Company filed the Fiscal Year 2016 Form 10-K on March 28, 2017 and will file the remaining outstanding Form 10-Qs for the First and Second Quarters of Fiscal Year 2017 no later than May 31, 2017.

According to Versar's Chief Executive Officer Tony Otten, "As we continue to make progress with our previously announced process designed to enable Versar's return to growth and profitability, we reiterate that we fully intend to ensure compliance with all SEC and NYSE standards. We are confident in Versar's ability in all respects to serve increasing demand for infrastructure management in defense and other domains."

VERSAR, INC., headquartered in Springfield, Virginia, is a publicly-traded global project management company providing sustainable value oriented solutions to government and commercial clients in the construction management, environmental services, and professional services market areas.

VERSAR operates the following websites: www.versar.com and www.versarpps.com.

Find out more about **VERSAR** at

https://twitter.com/VersarInc
https://www.facebook.com/VersarInc
http://www.linkedin.com/company/38251

This news release contains forward-looking information. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be significantly impacted by certain risks and uncertainties described herein and in Versar's Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended July 1, 2016, as updated from time to time in the Company's periodic filings. The forward-looking statements are made as of the date hereof and Versar does not undertake to update its forward-looking statements.

Contact:

Karin Weber
M&A, Investor Relations Manager
Versar, Inc.
(703) 642-6706
kweber@versar.com

Robert Ferri
Robert Ferri Partners
(415) 575-1589
robert.ferri@robertferri.com